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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2001 (December 18, 2001)

Healthcare Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-11852	62-15070238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3310 West End Avenue Suite 700 Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)

(615) 269-9175

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
UNDERWRITING AGREEMENT STANDARD PROVISIONS
OPINION OF WALLER LANSDEN DORTCH & DAVIS, PLLC
TAX OPINION OF STITES & HARBISON, PLLC

Item 5.     Other Events

      On December 18, 2001, Healthcare Realty Trust Incorporated (the “Company”) entered into an Underwriting Agreement Standard Provisions and related Pricing Agreement with A.G. Edwards & Sons, Inc. (the “Underwriter”) relating to the sale by the Company to the Underwriter of 525,000 shares of the Company’s common stock, par value $.01 per share, at a price of $26.70 per share. The proceeds will be used to repay outstanding indebtedness under the Company’s unsecured credit facility, to fund development commitments and for general corporate purposes.

      A registration statement on Form S-3 (Registration No. 333-56608) relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on March 22, 2001.

Item 7.     Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibit
No.		Description

1	—	Underwriting Agreement Standard Provisions and related Pricing Agreement, each dated December 18, 2001, by and between the Company and the Underwriter
5	—	Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
8	—	Tax Opinion of Stites & Harbison, PLLC
23.1	—	Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in Exhibit 5)
23.2	—	Consent of Stites & Harbison, PLLC (included in Exhibit 8)

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ ROGER O. WEST

Roger O. West
Executive Vice President and
General Counsel

Date: December 20, 2001

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INDEX TO EXHIBITS

Exhibit No.	Description

1	Underwriting Agreement Standard Provisions and related Pricing Agreement, each dated December 18, 2001, by and between the Company and the Underwriters
5	Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
8	Tax Opinion of Stites & Harbison, PLLC
23.1	Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in Exhibit 5)
23.2	Consent of Stites & Harbison, PLLC (included in Exhibit 8)

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